SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008
Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

    On October 15, 2008 Charter Communications, Inc. announced interim results and an amendment for the previously announced cash tender offer by its subsidiary, Charter Communications Holding Company, LLC (“Charter Holdco”), to purchase an amount of Notes (including accrued and unpaid interest) of Charter Communications Holdings, LLC not to exceed $100 million.   As of 5:00 p.m. Eastern Daylight Time (ET) on October 14, 2008, approximately $69 million of Notes having an Acceptance Priority Level of 1 were tendered.  No change was made to the Total Consideration or Tender Offer Consideration for any series of Notes having an Acceptance Level Priority of 1. The initial settlement date for Notes having an Acceptance Priority Level of 1 that were tendered prior to the Early Tender Time occured on October 17, 2008.  Charter Holdco has decreased the Tender Offer Consideration and the Total Consideration for each series of Notes having an Acceptance Priority Level of 2 (the “Affected Notes”), validly tendered and accepted for purchase pursuant to the Offer.  The Early Tender Time for the Affected Notes has been extended until the Expiration Time, which is 5:00 p.m. ET, on Wednesday, October 29, 2008.

    The press release dated October 15, 2008 announcing the interim results and the amendment of the tender offer is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed pursuant to Item 8.01:

Exhibit Number	Description

99.1*	Press release dated October 15, 2008 announcing interim results and amendment of tender offer.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                      CHARTER COMMUNICATIONS, INC.
                      Registrant

Dated: October 17, 2008

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press release dated October 15, 2008 announcing interim results and amendment of tender offer.

* filed herewith